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   CCBN StreetEvents(SM)

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   CCBN StreetEvents Conference Call Transcript

   GLOW - Q1 2004 Glowpoint, Inc. Earnings Conference Call

   Event Date/Time: Apr. 28. 2004 / 5:00PM ET
   Event Duration: N/A








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GLOW - Q1 2004 Glowpoint, Inc. Earnings Conference Call
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CORPORATE PARTICIPANTS
 Chris Zigmont
 Glowpoint, Inc. - CFO

 David Trachtenberg
 Glowpoint, Inc. - President and CEO

 Michael Brandofino
 Glowpoint, Inc. - Chief Technology Officer



CONFERENCE CALL PARTICIPANTS
 Nigel Gonzalez
 Lee Brokerage - Analyst

 Joe Halpern
 Halpern Capital - Analyst

 Gary Habib
 Whittaker Securities - Analyst

 Greg McArthur
 Viewpoint 2000 - Analyst

 Frank Costa
 Wachovia Securities - Analyst


PRESENTATION



--------------------------------------------------------------------------------
Operator


 Good afternoon everyone and welcome to the Glowpoint Inc. First Quarter Results Conference Call. On the phone with us today we have David Trachtenberg, CEO, and Chris Zigmont, CFO and Mike Brandofino, CTO of Glowpoint.

Before we begin I would like to remind everyone that all participants are in a listen-only mode. We will be facilitating a question-and-answer session towards the end of today's conference. If at any time do you require assistance, please press star, followed by zero and a coordinator will be happy to assist is you.

I would also like to remind listeners that this call is being webcast live over the Internet, and that a webcast replay will also be available on the company's web site, www.glowpoint.com, following the call. I would now like to introduce Glowpoint's CFO, Chris Zigmont, who will review the Safe Harbor information and the company's financial results with you now. Please proceed, sir.


--------------------------------------------------------------------------------
 Chris Zigmont  - Glowpoint, Inc. - CFO


 Thank you.

The statements contained herein, other than historical information, are or may be deemed to be forward-looking statements and involve factors, risks, and uncertainties that may cause actual results in future periods to differ materially from such statements. These factors, risks, and uncertainties include market acceptance and availability of new video communications services, the non-exclusive and terminable at-will nature of sales agent agreements, rapid technological change affecting demand for the company's services, competition from other video communication service providers, and the availability of sufficient financial resources to enable the company to expand its operations, as well as other risks detailed from time to time in the company's filings with the Securities and Exchange Commission.

Today's call and webcast may include non-GAAP financial measures within the meaning of SEC Regulation G. When required, a reconciliation of all non-GAAP financial measures to the most directly comparable financial measure calculated and presented in accordance with GAAP can be found in today's press release.

And now to our first quarter results.

Total revenues rose 45% to $3.2 million in Q1 2004 from $2.2 million in the year ago quarter, and rose 14% sequentially in Q1 from Q4 2003. These summary level figures, though impressive,

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do not tell the full story of our Q1 results. Glowpoint's core subscription and related revenue components actually grew 91% to $2.4 million in Q1, from $1.3 million in the year ago quarter and grew 14% sequentially from $2.1 million in Q4 2003.

Average billable subscriber locations grew 104% to 1,176 in Q1 2004, from 576 in the year ago quarter, and grew 8% sequentially in Q1, from 1,087 in Q4 2003. At March 31st, 2004, there were 1,211 billable subscriber locations, which was up 74% from the 697 billable subscriber locations at March 31st, 2003 and up 5% from the December 31st, 2003 level of 1,149. David will talk more about the net billable subscriber locations installed over the first quarter in his comments.

Average monthly subscription and related revenue per subscriber location at $690 increased 5.5% from the Q4 2003 level of $654, which is the first time in four quarters that this metric has increased. This turn around was partly driven by the pass through of the USF to our customers, but was equally impacted by the discontinuance of the $199 per month, Pay As You Go plan at the end of 2003, and the introduction in early January of 2004 of our All You Can See unlimited video calling plans, which start at a minimum $499 per month price point. We expect to see steady improvements in this metric during the course of 2004.

Non-subscription revenue fell 17% to $791,000 from $954,000 in the year ago quarter, an increase 14% sequentially in Q1 from $695,000 in Q4 2003. The quarter-over-quarter increase is mainly due to the reversal of the seasonality influences of the November and December holiday season. The year-over-year impact was driven by an overall decline in H.320 or ISDN bridging services, and the continued growth of endpoints with built in multi-point bridging capabilities.

It should be noted that a small percentage of revenue related to the NFL draft event on ESPN was recognized in Q1 2004 for services rendered and that the remainder of this revenue will be recognized in Q2 2004. David will provide more detail in his comments on what we hope will become an annual event for Glowpoint.

In addition, in Q2 2004, this category of revenue will see a significant increase as we begin to recognize revenue from the customers obtained in the Tandberg/NuVision acquisition. We are initially anticipating a revenue run rate from this customer base ranging from $700,000 to $850,000 per quarter. Of course, both top and bottom line will be prorated in the second quarter from the April 16th close date. David will provide more detail on this significant strategic alliance in his comments.

Cost of revenues for the three months ended March 31st, 2004 rose 19% to $2.7 million, from $2.3 million in the three months ended March 31st, 2003. Cost of revenues in Q1 2004 was virtually flat with Q4 2003 levels. The 19% year-over-year cost increase was directly related to the 74% increase in the number of billable subscriber locations and the related total last mile costs to get them hooked into the Glowpoint service. In effect, total monthly network costs, that is infrastructure, plus access costs, per billable subscriber location, declined from $616 in the fourth quarter of 2003 to $591 in the first quarter of 2004.

The result of revenue and cost of revenue movements was that our gross margin improved 177% in Q1 2004 versus Q4 2003, coming in at 15%, up from 5.4% in Q4. And our variable gross margin, which is calculated by dividing revenues, less variable costs of revenue, by revenue, rose from 51% in the fourth quarter 2003 to 54% in the first quarter of 2004.

The year-over-year improvements were even more impressive. Gross margin improved from negative 3%, to positive -- to the positive 15% level achieved in Q1 2004. And variable gross margin increased from 42% in the year ago quarter to 54% in Q1.

The big drivers in these positive movements in gross margin have been the reduction in network costs that we identified in the fourth quarter, the pass through of the USF that had not previously been charged to our customers, the beginning impact of new customers coming on with our higher margin All You Can See unlimited video calling plans, which we've targeted at a 60 to 65% margin level, and improving the margins on legacy accounts through very targeted transition to our new unlimited annual subscription plans. As we announced during our last call, we still expect to manage to a 35% gross margin target for our core subscription business by the fourth quarter of 2004 and to increase our variable gross margin to 60% on our core subscription revenue over the coming months and quarters.

Our total gross margins and variable gross margins, however, will be impacted by the Tandberg/NuVision acquisition. The NuVision revenue stream is immediately bottom line profitable. However, the gross margin of this ISDN business is at or around 20%, versus our 60 to 65% target for our core IP subscription plans. That is one key reason why we will be working with our new customers to transition their ISDN video to Glowpoint's IP-based All You Can See plans.

Operating expenses for the three months ended March 31st, 2004 rose 59% to $4 million from $2.5 million in the three months ended March 31st, 2003, but declined 10% from the 2003 fourth quarter level of $4.4 million dollars. This decline was primarily driven by a $400,000 decrease in non-cash expense related to the issuance of restrictive stock.

As previously announced, in the first quarter of 2004, the company raised gross proceeds of $13.7 million through a private placement of its common stock and warrants with private investors. Net proceeds from the private placement totaled $12.5 million. The proceeds are expected to be used for sales and marketing initiatives and have strengthened the balance sheet, giving customers, distributors and vendors confidence in the future of the company.

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GLOW - Q1 2004 Glowpoint, Inc. Earnings Conference Call
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With the completion of the private placement, we chose to terminate our line of credit with JPMorgan Chase. In addition to the savings and loan fees, this will allow to us negotiate a new line of credit with improved loan availability at some future date.

The company also converted $4.89 million from debt to preferred stock in the first quarter 2004. The conversion leaves the company debt-free, other than customary payables. We believe that the strength of our balance sheet will give us the runway and the credibility necessary to execute fully against our current plan.

In the first quarter 2004, excluding some extraordinary one-time cash disbursements, the company, as anticipated, had net usage of cash of approximately $2.7 million. For the next two quarters, the company expects its total cash burn to average approximately $2 million per quarter, and expects this rate to improve in the subsequent quarters.

One of the key underlying reasons for this trend is the expectation of continuing progress in our collection efforts. Our DSO figure declined from 74 days at December 31st, 2003, to 57 days at March 31st, 2004, a 23% improvement. Though it will be difficult to match the Q1 improvements in future quarters, we believe that we will show continuing progress as 2004 plays out.

We ended the first quarter of 2004 with $13.76 million of cash, cash equivalents and escrowed cash, and we continue to believe that we have sufficient cash resources to reach our break-even point.

Lastly, based on the most current information available, and with the expectation that we will be reviewing and refining this estimate as the year progresses, the company continues to believe that it can achieve operating profitability at a $2.2 million monthly revenue run rate level, expected to be achieved by the end of 2004. The Tandberg/NuVision acquisition, though accretive, does not significantly change this projection.

With that, let me turn the call over to David.


--------------------------------------------------------------------------------
 David Trachtenberg  - Glowpoint, Inc. - President and CEO


Thank you, Chris. I'm David Trachtenberg, Chief Executive Officer and President of Glowpoint.

There have been a lot of exciting changes since my arrival at Glowpoint six months ago. While the objective of this call is to share details on our first quarter results, I will also be highlighting some of the more recent developments in the second quarter, including the strategic alliance with Tandberg announced last week. I will also provide some continued guidance on the rest of our 2004 fiscal year.

Glowpoint's mission and mantra is to make video an integral business communications tool and I am even more convinced, six months into my tenure as CEO, that the only way to affect this evolution is for the market to understand that Glowpoint's video solution is simple, spontaneous and affordable. That means Glowpoint will continue to take down barriers in order to make video easier and more productive to use, and to sell. That is and will remain our guiding principle, coupled with our focus on the bottom line, driving profitable revenue for the bottom line, faster and more efficiently.

Like the fourth quarter 2003, the first quarter of this year was a building quarter, during which the company continued to focus on the basics of our core business. As we discussed on our last call, we kicked off 2004 with a new Glowpoint, with new products, new partners and customer online automated tools and new distribution channels in the market. We focused a good part of the quarter on rolling out and implementing our new product and sales strategies, including training and activating our key distribution partners so they could begin the Glowpoint sales cycle. The results from the strategic and operational focus are beginning to impact the company's results as Chris just described.

In addition to Chris's comments and analysis, Glowpoint reduced its subscriber location backlog from 91 down to 35. As I mentioned in our last call, Glowpoint's backlog should be kept to a minimum, as we increase our efficiencies in going from an order to a billable subscriber location. In fact, we reduced our days to billable by an additional 38% from the fourth quarter of last year to the first quarter of 2004. That means that we have reduced our days to billable a total of 50% since the third quarter of last year.

While we believe that there's always room for improvement, the current average 25 days from local order date to customer location billable date is a metric that we will continue to target based on our current operational plan. This is good news for getting customers and revenue on the Glowpoint service faster, coupled with the improvements that Chris and the finance team have made with reducing DSOs, means that this revenue becomes cash into the company at a faster pace as well.

Our improvements have come from making better decisions using better data. The proverbial cleanup of our databases and our operations begun in the fourth quarter of last year will continue and is expected to impact the results over the quarters to come.

For example, Glowpoint added 146 new billable subscriber locations on to the network over the first quarter. Yet the new billable subscriber locations improved by 62 to 1,211 by the end of the first quarter. Our growth was reduced by 84 disconnects, and as always the details of these numbers need to be looked at to understand this key metric.

First, to put the disconnects into perspective. The 84 occurred as follows: 54 in January, or 65% of the total, 19 in February, and 11

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GLOW - Q1 2004 Glowpoint, Inc. Earnings Conference Call
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in March, or a 4.5%, 1.6% and 0.9% respective monthly disconnect rate. The trend is in the right direction and the April numbers are very much in line with March. The 54 disconnects in January are a direct result of our cleanup from the fourth quarter and also include a large number of location closures by one of our larger customers, Wire One.

For example, 55% of our overall disconnects were the result of downsizing, i.e., customers still on Glowpoint but reducing the number of their Glowpoint locations. Over 50% of these were shutting down of locations by Wire One and scaling back multiple sites within a single Wire One facility. In summary, Wire One went from 48 billable subscriber locations down to 25.

The other 38, or 44%, were lost customers and, again, the details here are important. Over 50% of these disconnects were due to issues identified from our fourth and first quarter efforts and disconnected during the last quarter, including locations that were event-based and not part of the new definition of billable subscribers, locations that Glowpoint took down because of risk associated with future bad debt, etcetera. We will continue to minimize the risk of disconnects but we'll also need to be realistic about the ongoing cleanup of our base. And it is important to note that we are replacing legacy locations with higher margin profitable billable subscriber locations that are committed to annual contracts versus our old product.

Over the first quarter, Glowpoint received 105 new orders for service. The Q4 to Q1 trend reflects a typical seasonality of the video business. The trend also reflects implementing the product and operational changes both internally and externally, as well as training and activating our new distribution channels. It is interesting that Wire One, our traditional distribution partner, accounted for 64% of new orders, reflecting a diversification of our sales base with over 36% coming from new players selling Glowpoint.

Change is never easy or particularly fast, but we are confident that we are making the right decision and are building the right foundation from which to create momentum in the market for Glowpoint. In fact, we announced today the receipt of an order for 50 billable subscriber locations, our largest single customer order to date. These billable subscriber locations will be on the All You Can See unlimited video subscription plans and committed to a three-year term. That means we expect to drive approximately $1 million in revenue from this first order from a new turnkey solution provider. And we have the potential to increase the total number of Glowpoint enabled sites for this customer beyond the initial 50 before the end of this year.

That's good business for Glowpoint, our partner and the customer. This order and others are coming from the effort and sales cycle begun in the first quarter.

We will continue to focus on activating our new distribution channels and we've been looking to implement new distribution models over the second quarter so that we not only diversify the number of dealers, but also change the economic paradigm so that those partners we do work with are able to shorten the sales cycle and increase their ability to penetrate the market.

Topline growth needs to also translate into bottomline improvement, and as Chris discussed we did have significant improvement in our gross margin from the previous quarter going from 5.4% in Q4 2003 to 15% this quarter, a threefold increase. Chris discussed the details behind this improvement, which focused on making and implementing the right decisions for the business. As he explained, we still expect to manage 35% gross margin target by the end of 2004 for our core subscription business.

Although this is a Q1 call, I would also like to spend a few minutes talking about the announcement last week that Glowpoint and Tandberg have joined forces in a strategic alliance. This event truly was a milestone for the company and is a concrete example of how industry leaders need to be working together in order to drive the adoption and the success of video in today's market. Brent Kelly and Andrew Davis of Wainhouse Research both agreed on the recent bulletin that the alliance is a win/win for Glowpoint and Tandberg.

There are four key win/win elements to the alliance. First, Glowpoint has acquired the customer base and certain assets of Network Systems, formerly known as NuVision, a wholly owned subsidiary of Tandberg. NuVision customers are primarily ISDN-based video conference and bridging users. This transfer of customer ownership is important to Glowpoint and its shareholders for a number of reasons.

The hundreds of NuVision customers are an immediate revenue and positive margin stream to Glowpoint through their ISDN and bridging usage. This will have impact on the top and bottom line for the second quarter and beyond as Chris just described. These hundreds of customers are now part of the Glowpoint family and can be transitioned to Glowpoint IP-based video subscription plan, but have immediate access to the company's bridging and webcasting services. Again, an opportunity to drive both subscription and non-subscription revenue for the company. We will be working closely with Tandberg in a very coordinated transition plan from their operations to Glowpoint and in the transition from legacy ISDN to IP video use.

The second alliance point is that Glowpoint will introduce the first commercially available Tandberg branded end-to-end IP video solution, implementing our award winning network, the Tandberg video system gateways, entities and software. This branded solution can be sold by Tandberg's distribution channels. We will be working closely with Tandberg again to identify those channels

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GLOW - Q1 2004 Glowpoint, Inc. Earnings Conference Call
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not currently partnered with Glowpoint who would be interested in becoming new sales partners for our company.

Tandberg will also be using this branded experience in their corporate use of IP video communications which will now be purchased exclusively through Glowpoint, and that is the third key element of the alliance. Tandberg's corporate use of IP video communications and other telecommunications services previously purchased through network systems will now be provided exclusively by Glowpoint in a multi-year agreement. That's a great vote of confidence and recognition of the Glowpoint network.

As an example, Tandberg will have Glowpoint demonstration capabilities in seven of the key demo locations, five in the U.S. and two in Canada, so that they, customers and prospects can see and use the Tandberg-branded IP video solution on the Glowpoint network. In fact, I made a Glowpoint-to-Glowpoint video call just this morning from my office in New Jersey to Tandberg's office in Dallas. Integration is happening.

Finally, the Glowpoint Certified Program was recognized as a Tandberg external testing partner for their hardware and software solutions. Mike Brandofino will talk on this later.

And just a few more comments on the Tandberg/Glowpoint alliance. First, the alliance with Tandberg was a natural progression for the two companies, as they have been working closely for a number of years. It recognizes that the companies share a future vision for the future of IP video, and a commitment to the overall video communications market to bring together the resources and cooperation that will make the promise of video as a critical communications tool a reality.

Second, the acquisition did not impact the cash position of the company, and is immediately bottom line accretive for Glowpoint. Glowpoint took on the revenue commitments between network systems or NuVision in AT&T, MCI and Sprint. We are integrating these commitments into our contractual relationships with these carriers and confident that we can meet or exceed these commitments based on our current customer base and growth trajectory.

And finally like Tandberg, Glowpoint will continue to work with and partner with industry leaders across the video communications market. We have strong relationships with Polycom, Radvision, Sony, Cisco and others. For example, this past weekend, Polycom and Glowpoint worked together to deliver flawless, broadcast quality video for the NFL draft. This was the second year in a row that Glowpoint and Polycom were selected to provide the equipment and network service for live on-air video communications between the team sites, ESPN headquarters and Madison Square Garden where the draft took place. For those on the call who'd like additional information on the alliance and the NuVision integration, we have set up a welcome site for NuVision customers and for Glowpoint investors at Glowpoint.com/Tandberg.

So where does all of this leave us for the second quarter and beyond? As I mentioned earlier, the last two quarters were foundation building for Glowpoint as an independent company, focused solely on video communications services. The future is one of ensuring scale in our operations, our distribution partners, and our customer base. We will be focused on continuing training and activation of our distribution channels. We will leverage the talent and fresh ideas of our new leaders, the VP of Brand and Product Marketing, Stuart Gold, VP of Operations, Joe Laezza, and VP of Sales Planning, Michelle Trainor, who joined Glowpoint at the end of the first quarter.

This will include proactive lead generation from our customer base as well as new prospects, identification and recruitment of new distribution partners, identification and implementation of new sales models, a continued focus on operational efficiencies and an increase of Glowpoint visibility in the marketplace and in key vertical segments. The entire organization will be laser focused on first, ensuring a seamless transition for the NuVision customer base, welcoming them to the Glowpoint family, and leveraging the opportunity to create higher margin and longer term subscription-based IP video revenue; and, two, making certain that the strategic alliance of Tandberg goes from a solid agreement to solid results out in the marketplace.

The Glowpoint team is confident in the future of the company and consider ourselves on track with the guidance they provided in the 2004 targets in terms of margins and break-evens. As we integrate the NuVision business and see additional trending in our sales partnerships, we will continue to update your visibility into our planned results.

In summary, we enter the second quarter with increased margin, double digit revenue growth, higher average subscription revenue per billable location, a more diversified reseller base and recognition and credibility as an industry leader.

With that, I will turn the call over to our Chief Technology Officer, Michael Brandofino.


--------------------------------------------------------------------------------
 Michael Brandofino  - Glowpoint, Inc. - Chief Technology Officer


 Thank you, David.

Many of you who have followed Glowpoint from its launch over three years ago understand and appreciate the significance of the Tandberg alliance that Dave just talked about. Our ability to form a multi-faceted strategic alliance with an industry leader like Tandberg was as a result of the groundwork laid and the track record established by the Glowpoint team over the last few years.

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GLOW - Q1 2004 Glowpoint, Inc. Earnings Conference Call
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IP-based video communications is being embraced by major manufacturers and
Glowpoint is in the forefront of this new focus.

As David mentioned, one key element of the Tandberg alliance is the acquisition of the NuVision ISDN customer base and with the assumption of the volume commitments from the AT&T, MCI and Sprint contracts. Over the past year I have discussed our proactive backbone migration strategy to carrier neutral facilities. I've also discussed our capabilities to diversify and partner with multiple carriers. Our network team has delivered on the strategy, affording us the flexibility to assume these commitments with minimal impact to our operations. It is clear to us that AT&T, MCI and Sprint see Glowpoint as a growing and credible partner with whom they plan to increase their IP traffic and revenue stream versus continuing to support a diminishing ISDN business.

The Tandberg branded end-to-end IP video experience that is part of the alliance also reflects the flexibility embedded in the Glowpoint solution. While we use a best of breed strategy to deliver Glowpoint, including Polycom, Radvision, Cisco and Tandberg equipment in the core, we have built into the network the ability to shape unique routing paths for customer traffic, enabling a complete end-to-end solution on a particular platform. In this case we will be utilizing Tandberg gateways, MCUs and TMS to enable Tandberg and its customers to have a completely branded experience on the Glowpoint network.

The last point David mentioned in his description of the alliance is Tandberg's selection of Glowpoint as an external testing partner. You have heard me on a number of occasions state that Glowpoint's Certified Program is one of the significant differentiating factors separating Glowpoint from mere bandwidth providers. The recognition of the Glowpoint certified program by Tandberg underscores the value that the Glowpoint team adds in our engineering and R&D partnerships with industry leaders who are creating the hardware and software solutions driving the adoption of IP-base video. Glowpoint Certification will continue to be a mark of excellence against which others will set their standards.

I also wanted to touch on some first quarter highlights.

The positive development during the first quarter was Glowpoint being designated a Cisco Power Network. As the only dedicated Cisco Powered Video Network, this is clear recognition that we have built a unique world-class carrier grade environment for video. The CPN program also has a number of sales and marketing opportunities that we will be leveraging in the coming quarters. Glowpoint also announced additional patent filings continuing the work from the fourth quarter of last year to secure the intellectual property developed in the company these past years.

The first quarter soared to all-time highs in usage numbers as our customer base continues to grow. For example, two metrics that tie to additional revenue per location also improved, with IP bridge calls increasing 18% and gateway calls increasing 10% compared to the prior quarters.

Services that drive additional revenue, like gateway and bridging, are very important because they help improve our revenue per location. To add to the list of revenue-producing services, in the first quarter we officially moved from beta to market launch of our webcasting service.

Glowpoint webcasting was introduced to provide our customers an easy and spontaneous way for them to leverage further their Glowpoint connected endpoints. The application combines an easy to use interface with an encoding farm hosted in partnership with Conferserve. This allows our customers to create broadcast quality content right from their endpoints. That means that they can better leverage their investment in the hardware and in Glowpoint, turning each Glowpoint connection into a virtual broadcast studio. Content is then distributed in the form of live or on-demand streams to the native internet through one of our pairing points around the network. We have already received excellent reviews, including the International Accounting Standards Boards, the UK-based international accounting standards boards agency, that hold their monthly board meeting via Glowpoint webcasting.

At the end of the day it is all about the customer experience. In a recent demo with a prospective customer, the VP of their IT department asked if a partner in this firm wanted to launch a meeting within 20 minutes which would connect four remote locations, how could Glowpoint make that happen? In a matter of a few minutes I showed the VP four different ways the partner could accomplish the simple request over Glowpoint, including our Bridging on Demand feature, our Dial "000" live operator functionality and our online Customer Point scheduling capabilities. That's simplicity and spontaneity.

These integrated capabilities are unique to Glowpoint and as we move forward in 2004, our engineering efforts will be focused on additional ways to enhance our customers' experience, and make Glowpoint as easy as picking up the phone but with the power of face-to-face communications.

Finally, I want to look into the future. You will undoubtedly be hearing more and more announcements in the coming quarters about new video endpoints, low-priced video units, software-based products and SIP versus H.323. This will all be good news for the penetration of video within businesses. Remember though that these developments and endpoint tech all have one thing in common. They must ride on a network. As most of us have experienced firsthand in the cellular world, the same phone works dramatically differently depending on the underlying service you use. Not all services are created equal. At the risk of sounding like a marketing guy and borrowing from an ad campaign from a few years back, we don't make the endpoints, we make the endpoints work better. Glowpoint is ready and able to work with our current partners, as well as new players to create alliances that will adapt

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GLOW - Q1 2004 Glowpoint, Inc. Earnings Conference Call
--------------------------------------------------------------------------------

to a changing landscape with the video communications industry. Now back to David.


--------------------------------------------------------------------------------
 David Trachtenberg  - Glowpoint, Inc. - President and CEO


 Thanks, Mike. I want to thank everybody for their time today, in joining us on the call. Now we would like to open the line up for questions. We will have a hard stop at 6 P.M. Rachel, the moderator, will take over from here.


QUESTION AND ANSWER



--------------------------------------------------------------------------------
Operator


 Ladies and gentlemen, if you do wish to ask a question at this time, please press star one on your touch-tone phone telephone. If your question has been answered or you do wish to withdraw your question, please press star followed by two. Questions will be taken in the order received, so please key star one to begin. Gentlemen, your first question comes from Nigel Gonzalez of Lee Brokerage.


--------------------------------------------------------------------------------
 Nigel Gonzalez  - Lee Brokerage - Analyst


Good evening, guys. I just wanted to get some clarity on the Tandberg partnership that you announced a couple of weeks ago. Do you have exact numbers in terms of the migrating subscribers and what is the potential to -- or how open are these customers in terms of cost benefit analysis willing to migrate to the IP solution.


--------------------------------------------------------------------------------
 David Trachtenberg  - Glowpoint, Inc. - President and CEO


This is David. A couple of things here. Number one, when we announced the deal just last week, our number one objective was a real seamless transition from the NuVision operations to Glowpoint. So our first objective over the next couple of months, working closely with Tandberg, is to make certain that it's business as usual for these customers, because the last thing we want to do is to upset the current customer base and make certain that they understand what -- the impact to them from a transition perspective and their billing and from their customer service, technical support and all of that. So that has to be flawless and we have already been engaging with Tandberg directly to make that happen.

The next step is to educate these customers to make certain that they understand the benefits of being at Glowpoint, being part of the Glowpoint family and how they can transition seamlessly from ISDN to IP. So there will be a little bit of a longer term transition but we have already begun those conversations with a number of the larger customers and quite frankly we're already in conversations with all the customer base to let them understand the other types of services that they have access to immediately at Glowpoint. For example, our bridging services, as well as our webcasting services.

So we don't need to transition them to our IP subscription plans immediately in order to reap a number of benefits. Number one, as Chris explained, the revenue that they are currently generating in ISDN is accretive. It's profitable revenue that impacts us immediately, post the close date, and by marketing and uploading them to our bridging services and our webcasting services, we can also drive additional profitable revenue. And we will be working

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GLOW - Q1 2004 Glowpoint, Inc. Earnings Conference Call
--------------------------------------------------------------------------------

over the longer term to, again, educate them on the benefits of IP and obviously the ultimate objective to make sure they are on a higher margin committed subscription plan with Glowpoint and we'll work with one off for each of the customers and focus on the larger ones.


--------------------------------------------------------------------------------
 Nigel Gonzalez  - Lee Brokerage - Analyst


Now getting back to the revenue number I think that Chris had had mentioned the $700,000 to $850,000 per quarter, is that based on current ISDN revenue?


--------------------------------------------------------------------------------
 David Trachtenberg  - Glowpoint, Inc. - President and CEO


 Yes, it is.


--------------------------------------------------------------------------------
 Nigel Gonzalez  - Lee Brokerage - Analyst


Is this a number that will increase if these customers move over to IP at better margins?


--------------------------------------------------------------------------------
 David Trachtenberg  - Glowpoint, Inc. - President and CEO


The -- the number -- well, it's very difficult to predict, depending on which plans they might -- might migrate to. As you know we have different price points, spanning from $499 to $1,099, and custom situations. So it's a little bit difficult to predict but I think generally, you would -- you could say that the revenue would increase.


--------------------------------------------------------------------------------
 Nigel Gonzalez  - Lee Brokerage - Analyst


 Okay. Thanks a lot.


--------------------------------------------------------------------------------
 David Trachtenberg  - Glowpoint, Inc. - President and CEO


 Yep.


--------------------------------------------------------------------------------
Operator


Thank you. Your next question comes from Joe Halpern of Halpern Capital. Please proceed.


--------------------------------------------------------------------------------
 Joe Halpern  - Halpern Capital - Analyst


 Hi, guys.


--------------------------------------------------------------------------------
 David Trachtenberg  - Glowpoint, Inc. - President and CEO


 Hey, Joe.


--------------------------------------------------------------------------------
 Joe Halpern  - Halpern Capital - Analyst


 I just want to get a sense of how long the sales cycle is for these -- or, I guess, when they're really going to get up and running in terms of everyone except for the Wire One folks.


--------------------------------------------------------------------------------
 David Trachtenberg  - Glowpoint, Inc. - President and CEO


 Joe, that's a good question, and, again, as a mentioned in my remarks we spent a lot of the first quarter and actually, you know we launched our new plans on the 6th of January. And, as you know, the -- traditionally the first quarter is a relatively slow quarter in the video market and so it was good timing in the sense that we were able to take the time with our new -- not just with our new distribution channels but quite frankly with Wire One as well. Because not only were they new plans, but it was really a new way to do business with the company through our PartnerPoint portal. There was a lot more operational efficiencies that we put in and we had to retrain the organization in terms of how to even quote and place an order with the company. So, again, a lot of the time in the first quarter was activating the distribution channels.

And then, to begin, their sales cycle and, again our sales cycle, is really embedded in their sales cycle on the hardware side. The majority of the distribution partnerships that we have today are being driven by equipment resellers like Wire One. So when you take a look at the sales cycle, it is going to -- the impact of the sales cycle for Glowpoint is really the sales cycle for an equipment dealer and so that really hasn't changed in terms of where we were, you know, last quarter versus this quarter.

What is changing, however, is a couple of different things. Number one, a lot of the investment is beginning to pay off, like what we just announced today, in terms of the -- leveraging the new distribution channels that have come on board, and the sales cycle is -- the fact that the ordering is now beginning to take place in the second quarter. The other thing that you will be seeing is getting creative in terms of the types of partnerships that we're looking for, and trying to expand outside of a -- the core equipment reseller market so that we can actually speed up the sales cycle and potentially drive penetration deeper into the marketplace. And the new partner that actually placed the 50 location order has a very different business model than a traditional Glowpoint distributor and they are a -- a complete solutions provider. So we'll get into a little bit more detail when we officially launch the name and the partnership over the next couple of weeks. But, again, our objective is to speed up the sales cycle so that we're not beholden to the traditional equipment sales cycle because, quite frankly, Glowpoint does not always have to be married with an equipment sale because Glowpoint can work with the embedded equipment. If it's been sold in the last three to five years, it's already IP enabled

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--------------------------------------------------------------------------------
GLOW - Q1 2004 Glowpoint, Inc. Earnings Conference Call
--------------------------------------------------------------------------------

and so there can be a separate decision made on the Glowpoint service alone.


--------------------------------------------------------------------------------
 Joe Halpern  - Halpern Capital - Analyst


So I would take the sales cycle -- what would you say the equipment sales cycle is now and what would you say the sped up time would be approximately.


--------------------------------------------------------------------------------
 David Trachtenberg  - Glowpoint, Inc. - President and CEO


It is really difficult to put a number around it. I've got to tell you, every deal is a unique deal.


--------------------------------------------------------------------------------
 Joe Halpern  - Halpern Capital - Analyst


 Right.


--------------------------------------------------------------------------------
 David Trachtenberg  - Glowpoint, Inc. - President and CEO


And even if it's a one site deal or a 50 site deal, it's amazing how similar the sales process is, but the actual decision making process is going to be dictated by who are you in front of? What level you are at within the organization, what kind of relationship your distribution partner has. But, quite frankly, it's not always up to Glowpoint because we are an indirect sales strategy. It's really up to our sales partners to close the deal.


--------------------------------------------------------------------------------
 Joe Halpern  - Halpern Capital - Analyst


Okay. And then in terms of legacy locations, approximately what percent have been updated so far?


--------------------------------------------------------------------------------
 David Trachtenberg  - Glowpoint, Inc. - President and CEO

As I think Chris mentioned in his comments, and, you know, we always choose our words very carefully, there's been very targeted upgrading against the legacy base and I think, as we talked about in the last call, our business model and our forecast in terms of when we are going to hit our break-even point assumes zero upgrading of our legacy base. So regardless of the level of profitability of all of our customers prior to introducing our new plans on January 6th, we assumed nobody was going to be upgraded.

However, a couple things are going on. Number one, customers have come to us and said, you know, I want the new stuff! Which is always good news.

And then we have proactively gone to a number of our larger customers or I would say more of the egregious customers in terms of what their profitability looks a -- billable subscriber location, per billable subscriber location basis, and have worked with them to move them to the new plan. So number one, they get more benefits out of it in terms of the unlimited usage and all the other patent-pending features that we talked about, as well as the benefits for Glowpoint are obviously higher margin and annual subscription plans as well.

So, again, it's been very targeted. We will continue that, but quite frankly, the focus of the company is getting new customers and new billable subscriber locations, versus going on -- going back and trying to upgrade any of the ones we already have on board.


--------------------------------------------------------------------------------
 Joe Halpern  - Halpern Capital - Analyst


 Thanks very much, Dave.


--------------------------------------------------------------------------------
 David Trachtenberg  - Glowpoint, Inc. - President and CEO


 My pleasure, Joe.


--------------------------------------------------------------------------------
Operator


Your next question comes from Gary Habib of Whittaker Securities.


--------------------------------------------------------------------------------
Gary Habib  - Whittaker Securities - Analyst


Hi, thank you. It seems like this first quarter is a real first snapshot we get of the newly changed company with realigning costs and revenues and new product launch and that the variable gross margins now are in the mid-50s and did I hear you right that they could go to 60 to 65%? Is that a predictor of where we see gross margins going, like way into the future?


--------------------------------------------------------------------------------
David Trachtenberg  - Glowpoint, Inc. - President and CEO


We are -- -- we do have in our forecast sights the 60% level, and that -- that is a -- a measure -- an indicator that the overall gross margins are also going to be improving. We've given the guidance about targeting the 35% mark by the end of this year, but, you know, with the knowledge we have today about the competitive landscape and other factors, it should improve from that level, beyond that. You know, circumstances, you know, unchanged.


--------------------------------------------------------------------------------
Gary Habib  - Whittaker Securities - Analyst


Right.


--------------------------------------------------------------------------------
David Trachtenberg  - Glowpoint, Inc. - President and CEO

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GLOW - Q1 2004 Glowpoint, Inc. Earnings Conference Call
--------------------------------------------------------------------------------

So it is an indicator of where the overall gross margins should go.



--------------------------------------------------------------------------------
Gary Habib - Whittaker Securities - Analyst


Right. Right. Okay. The other question I have is at what point will you need to build out the network capacity to handle your subscriber location growth? And how much would that capital expenditure be?



--------------------------------------------------------------------------------
David Trachtenberg - Glowpoint, Inc. - President and CEO


Yeah, Gary, I will answer very briefly and then I will let Mike take the rest of the question, or the answer I should say. Right now the network is built up to support 4,000 billable subscriber locations, with very minimal investment. The way that Mike has constructed and architected the network is that even -- sort of that next level step up after that 4,000 mark can be very targeted. It's not a network wherein you have to quote-unquote upgrade it to support more subscribers, then it's an across the board upgrade of the network. Based on where the subscribers are located, and the calling patterns of those subscribers, we can pinpoint certain routes or certain [INAUDIBLE] with the investment. So it's actually quite minor in terms of what we will need to do.


--------------------------------------------------------------------------------
 Gary Habib  - Whittaker Securities - Analyst


 Right.


--------------------------------------------------------------------------------
 David Trachtenberg  - Glowpoint, Inc. - President and CEO


 On that capital investment, but Mike, add a little bit more color.



--------------------------------------------------------------------------------
Michael Brandofino - Glowpoint, Inc. - Chief Technology Officer


Wow, David really listens to everything I say! Actually, what we have done is built the architecture so we can address certain segments of the network based on traffic and we monitor that traffic very closely. I will tell you that according to model, you know, we are tracking at peak times less than 20% across any segment of the network and we are at 1,200 subscriber locations. So we're tracking exactly where we're expected to be. Calling patterns and how people use the network will affect that but we already have the infrastructure in place to upgrade to let's see, OC3, so that would be the triple bandwidth and we already priced. The net cost of those circuits would be insignificant from an overall run rate because the cost of bandwidth has gone down significantly. So we could scale fairly easily, fairly targeted, in focused areas and not impact the monthly cost of supporting the backbone significantly.



--------------------------------------------------------------------------------
Gary Habib - Whittaker Securities - Analyst


Right. Right. Okay. Good. Thank you very much.



--------------------------------------------------------------------------------
David Trachtenberg - Glowpoint, Inc. - President and CEO


Thanks, Gary.


--------------------------------------------------------------------------------
Operator


 Your next question comes from Greg McArthur of Viewpoint 2000.


--------------------------------------------------------------------------------
 Greg McArthur  - Viewpoint 2000 - Analyst


 You guys get an A right across the board. You're doing terrific, right on the money.


--------------------------------------------------------------------------------
 David Trachtenberg  - Glowpoint, Inc. - President and CEO


 Thank you, Greg.


--------------------------------------------------------------------------------
 Michael Brandofino  - Glowpoint, Inc. - Chief Technology Officer


 Thanks, Greg.


--------------------------------------------------------------------------------
 Greg McArthur  - Viewpoint 2000 - Analyst


 And I have to tell you that Tandberg is a huge plus. You know it better than I do. Congratulations to all three of you. I've got two questions. One, Dave, which you know I'm going to ask, is content. Content, you know, running up the revenue stream on the circuits, is that something you are looking at, and thinking about? And also, Mike, on the obvious, on the ISDN, how big of a problem is it -- and I don't want you to get into the technicalities going from ISDN or IP or Glowpoint's network. It seems to me the cost structure, etcetera, etcetera, is kind of what I consider a lay-up as far as people doing it. So --


--------------------------------------------------------------------------------
 David Trachtenberg  - Glowpoint, Inc. - President and CEO


 Let me make sure I understand your first question, Greg. In terms of increasing the average revenue per Glowpoint subscriber location, is that the question?


--------------------------------------------------------------------------------
 Greg McArthur  - Viewpoint 2000 - Analyst


 Well, I'm mostly interested in content. How you address the content issues that could drive additional revenues.

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--------------------------------------------------------------------------------
GLOW - Q1 2004 Glowpoint, Inc. Earnings Conference Call
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
 David Trachtenberg  - Glowpoint, Inc. - President and CEO


 I'm not sure -- I hate to be obtuse but I'm not certain --


--------------------------------------------------------------------------------
 Michael Brandofino  - Glowpoint, Inc. - Chief Technology Officer


 Are you talking about are we driving applications, are there applications that are going to be user --.


--------------------------------------------------------------------------------
 Greg McArthur  - Viewpoint 2000 - Analyst


 Exactly.

--------------------------------------------------------------------------------
 Michael Brandofino  - Glowpoint, Inc. - Chief Technology Officer


 By content you are talking about training.


--------------------------------------------------------------------------------
 Greg McArthur  - Viewpoint 2000 - Analyst


 Right. Exactly.


--------------------------------------------------------------------------------
 David Trachtenberg  - Glowpoint, Inc. - President and CEO


 We're actually working with a number of different distribution channels, and content, quite frankly, is their play and is their entree into a number of different customers, and I will tell you, you -- the deal we just announced today is quote-unquote a content application deal. It is a training application.


--------------------------------------------------------------------------------
 Greg McArthur  - Viewpoint 2000 - Analyst


 Exactly.


--------------------------------------------------------------------------------
 David Trachtenberg  - Glowpoint, Inc. - President and CEO


 In the healthcare space. So we are obviously looking for people who have a reason to sell to prospects who have a reason to use. It does me no good to have somebody have a Tandberg, Qualcomm, whatever unit is in there, whether it's in their conference room or office, paying $499 a month and having it sit there because at the end of the day, they are going to wake up and after the year contract, they are saying why am I paying $499 if I'm not deriving benefit out of it. Now the good news is, Glowpoint, on average, use is two times the industry average. So we know we have people who want to use video and are using video. But we have to be on top of it to make sure that they understand how to take all the benefits so it becomes very easy and spontaneous. And I've got to tell you, my use of video, six months and a day ago, was zero. My use of video today, and Mike gets annoyed at me, because literally even though I'm down the hall from him, I'm calling him on his unit, I don't know how many times a day. The answer is, while Glowpoint is not specifically focused itself on the content applications, we are creating the tools for our customers to be able to do that, but we will be targeting partners who will be bringing the Glowpoint solution, married with their content or their application to make it a lay-up material, as you're talking about. And I think our work with Xemex as well as with other partners is doing just that.


--------------------------------------------------------------------------------
 Greg McArthur  - Viewpoint 2000 - Analyst


 Yeah. And that's what I was trying to get at. Normal usage and then your using the application for the customer and the customer is using it for training, etcetera, etcetera, and they use it more and you share in the revenue.


--------------------------------------------------------------------------------
 David Trachtenberg  - Glowpoint, Inc. - President and CEO


 Absolutely.


--------------------------------------------------------------------------------
 Michael Brandofino  - Glowpoint, Inc. - Chief Technology Officer


 Absolutely.


--------------------------------------------------------------------------------
 Greg McArthur  - Viewpoint 2000 - Analyst


 That's a win/win.


--------------------------------------------------------------------------------
 David Trachtenberg  - Glowpoint, Inc. - President and CEO


 Yes, and then switching ISDN to IP. Mike, why don't you take that.


--------------------------------------------------------------------------------
 Michael Brandofino  - Glowpoint, Inc. - Chief Technology Officer


 Sure. I think we've talked a number of times. ISDN to IP for endpoints that have been bought in the last three or four years is a no-brainer. There's no equipment upgrade required. Almost every device has IP capabilities. It's a cost of liability, scalability question that we go in and talk about. For -- if you specifically talk about the NuVision customers, one of the things that David mentioned and what we'll do with Tandberg is very focused and going into these customers with solutions that make it simple for them to upgrade. So if they have really old equipment and some of them have old picture telegear, they want to trade up and

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GLOW - Q1 2004 Glowpoint, Inc. Earnings Conference Call
--------------------------------------------------------------------------------

Tandberg's going to work with us to create packages to make it easier for them to do that.


--------------------------------------------------------------------------------
 Greg McArthur  - Viewpoint 2000 - Analyst


 I briefly mentioned to Dave that, let's say you have 1,000 locations that have the old Polycom equipment, it seems to me that it's a natural for them to switch to IP. And why wouldn't they? That's the question I have. Why wouldn't the individual locations do it? What's the --


--------------------------------------------------------------------------------
 David Trachtenberg  - Glowpoint, Inc. - President and CEO


 There doesn't seem to be, I mean, a real reason other than it's the devil they know.


--------------------------------------------------------------------------------
 Greg McArthur  - Viewpoint 2000 - Analyst


 Right, exactly. That is at answer right there. I will let you guys go. You are doing terrific.


--------------------------------------------------------------------------------
 David Trachtenberg  - Glowpoint, Inc. - President and CEO


 Thank you, Greg.


--------------------------------------------------------------------------------
 Greg McArthur  - Viewpoint 2000 - Analyst


 And you are going to have a good year. A big year. So good job!


--------------------------------------------------------------------------------
Operator


 Thank you. Your final question comes from Frank Costa of Wachovia Securities.


--------------------------------------------------------------------------------
 Frank Costa  - Wachovia Securities - Analyst


 How are you doing, guys. I have a couple of questions for you. Number one, I'll touch base on the resellers for a little bit. Mike, have you seen, now that we've done some training on the resellers, are you starting to see a change in the number of request for proposals out there? And is that significant? Basically are the resellers, now that they are up to speed on training, are you starting to see more activity out of the resellers across the boards?


--------------------------------------------------------------------------------
 Michael Brandofino  - Glowpoint, Inc. - Chief Technology Officer


 Yes, I will take that quickly, Frank. We actually have a lot more visibility in terms of the deals that are out in the marketplace, given the new operations that we put in place, specifically with PartnerPoint. So when one of our resellers wants to get a quote from us, so they can actually present something to their prospect, they have to do that directly through PartnerPoint and so we have a real good understanding of what's open and out there. Now, whether that turns into an actual order or not, is a separate question, but we see a lot more activity now from, obviously a lot more than the Wire One channel, in terms of the number of requests for information.

Whereas before, the company was a little bit flying blind in terms of what was out there because things really didn't come in until the order was there. So in terms of being able to understand what the pipeline looks like and then to be able to put our resources against some of the more -- the larger deals that are out there, some of the more strategic deals we have a lot more flexibility to do that. So, yes, we are seeing an increase in the number of requests for quotes, as well as for turning quotes into -- you know, there's a few qualification quotes and then taking an official quote. There are a number of different steps that we are able to track along the sales process, but it does take time for a distribution channel to get up to speed, to begin their sales cycle and then to start the Glowpoint sales cycle on top of that.


--------------------------------------------------------------------------------
 Frank Costa  - Wachovia Securities - Analyst


 So over time we'll start to be able to draw some averages from that and get better visibility going forward.


--------------------------------------------------------------------------------
 Michael Brandofino  - Glowpoint, Inc. - Chief Technology Officer


 Absolutely.


--------------------------------------------------------------------------------
 Frank Costa  - Wachovia Securities - Analyst


 Next question I have for you, this is kind of more of a question for Chris Zigmont. When Wire One sold over to Gores and went over to Gores, there were a number of options that I guess were granted a nine-month extension or a nine-month stay on those options. Do we know about how many options are out there for the Gores employees? Because I guess those will be coming up in either the beginning of June or end of June. How many of those options are really out there that went to Gores?


--------------------------------------------------------------------------------
 Chris Zigmont  - Glowpoint, Inc. - CFO


 Hi, Frank. It's Chris. The date -- the target date is June 19th, I think. Which is the last day they would have to exercise. I believe when we did our proxy last summer to get approval for the deal, there was a figure in there that was a little shy of $1 million in total. There's been some activity in terms of exercises since then. I don't have that figure off the top of my head, but one thing I do remember was several hundred thousand of that close to one

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GLOW - Q1 2004 Glowpoint, Inc. Earnings Conference Call
--------------------------------------------------------------------------------

million figure were at price points in excess of where the stock is today.


--------------------------------------------------------------------------------
 Frank Costa  - Wachovia Securities - Analyst


 Okay. I'm just trying to get some feel on the supply because it seems like there's been a lot of supply. I'm sure a lot of it is coming from the deal. I'm trying to get a feel for supply going forward. Last question I had in terms of--


--------------------------------------------------------------------------------
Operator


 Pardon me, ladies and gentlemen, that's all the time we do have --


--------------------------------------------------------------------------------
 David Trachtenberg  - Glowpoint, Inc. - President and CEO


 Rachel, why don't we finish up this one call?


--------------------------------------------------------------------------------
Operator


 Okay. Give me one moment.


--------------------------------------------------------------------------------
 David Trachtenberg  - Glowpoint, Inc. - President and CEO


 I didn't mean to cut you off, Frank. Are you still there?


--------------------------------------------------------------------------------
Operator


 I have to reopen his line in just one moment.


--------------------------------------------------------------------------------
 Frank Costa  - Wachovia Securities - Analyst


 $1.354, can you give me some clarity --


--------------------------------------------------------------------------------
 Chris Zigmont  - Glowpoint, Inc. - CFO


 Frank, you were cut off temporarily, can you start that question again.


--------------------------------------------------------------------------------
 David Trachtenberg  - Glowpoint, Inc. - President and CEO


 Just the third one. When we said hard stop, she really took us seriously.


--------------------------------------------------------------------------------
 Frank Costa  - Wachovia Securities - Analyst


 The amortization and the discount on subordinated debentures, the $3.165 million and the loss on extinguishment of debt the $1.354 million, just give me some clarity on what both of those were.


--------------------------------------------------------------------------------
 Chris Zigmont  - Glowpoint, Inc. - CFO


 The first figure is basically the unamortized discount balance from the 12/31 balance sheet. Which if you look at our balance sheet, it was $3.149 million, $3.150 million, we had a few additional cost of exchange, and that figure had to be amortized in Q1, when the exchange took place.


--------------------------------------------------------------------------------
 Frank Costa  - Wachovia Securities - Analyst


 Okay. So that was being amortized quarterly, if I'm correct, right.


--------------------------------------------------------------------------------
 Chris Zigmont  - Glowpoint, Inc. - CFO


 Yes, it was being amortized over the life of the original subordinated debentures which had a maturity date linked to the line of credit we used to have. So we were amortizing that to the tune of about a half a million dollars a quarter. Now that doesn't -- will not happen going forward.


--------------------------------------------------------------------------------
 Frank Costa  - Wachovia Securities - Analyst


 Okay. Then the loss on the extinguishment, is that the amount that we had had already amortized?


--------------------------------------------------------------------------------
 Chris Zigmont  - Glowpoint, Inc. - CFO


 No. That's a separate figure, which in -- in the accounting rules that exist today, when we simultaneously issued some restricted common stock and reduced the price of the warrants associated with the debentures, that implies or imputes a non-cash charge that you calculate and you take to the P&L when the exchange is done. So that's what that figure represents. It is not cash, and it's a representation of the value of the stock that was issued and the warrant price change.


--------------------------------------------------------------------------------
 Frank Costa  - Wachovia Securities - Analyst


 Okay. So most of it is just the bond converting to equity?


--------------------------------------------------------------------------------
 Chris Zigmont  - Glowpoint, Inc. - CFO


 Exactly. It's all -- that's what it's all about, and it's all non-cash.


--------------------------------------------------------------------------------
 Frank Costa  - Wachovia Securities - Analyst


 Okay. Great. Thank you so much.

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

                                                                FINAL TRANSCRIPT
--------------------------------------------------------------------------------
GLOW - Q1 2004 Glowpoint, Inc. Earnings Conference Call
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
 Chris Zigmont  - Glowpoint, Inc. - CFO


 Yes.


--------------------------------------------------------------------------------
 Frank Costa  - Wachovia Securities - Analyst


 And, David, once again, just, you know, thanks for keeping good on your word. You put out some bold statements the first time you spoke and it looks like you're holding real true to those. Good job, guys.


--------------------------------------------------------------------------------
 David Trachtenberg  - Glowpoint, Inc. - President and CEO


 Thanks, Frank. Okay, Rachel that's it. Thank you.


--------------------------------------------------------------------------------
Operator


 Ladies and gentlemen, thank you for your participation in today's conference. This does conclude your presentation and you may now disconnect.

-------------------------------------------------------

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